Exhibit 2.30


                                 [FACE OF NOTE]

THIS ACCRETING CONVERTIBLE NOTE DUE 2003, ANY INTEREST HEREIN AND ANY ORDINARY SHARES ("ORDINARY SHARES") ISSUABLE ON CONVERSION OR IN LIEU OF THE PAYMENT OF PRINCIPAL HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE REGISTERED UNDER, OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHARE SALE AND PURCHASE AGREEMENT DATED AS OF 1 NOVEMBER 2000 BETWEEN TELEWEST COMMUNICATIONS PLC AND DEUTSCHE TELEKOM AG AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.

CONVERSION OF THIS NOTE AND ANY INTEREST HEREIN IS SUBJECT TO SATISFACTION OF CERTAIN REQUIREMENTS SET FORTH HEREIN AND ANY ORDINARY SHARES ISSUED ON SUCH CONVERSION OR IN LIEU OF THE PAYMENT OF PRINCIPAL MAY BE SUBJECT TO THE TRANSFER RESTRICTIONS REFERRED TO ABOVE.

                           TELEWEST COMMUNICATIONS PLC

                    5.00% Accreting Convertible Note Due 2003

No.  R-2                             (pound)30,000,000 Initial Principal Amount

                           Issue Date: 15 January 2001

TELEWEST COMMUNICATIONS PLC, a public limited company incorporated under the laws of England and Wales with registration number 2983307 (the "Issuer"), for value received, hereby binds and obliges itself to comply with the provisions of this Note and this Note shall be subject to all such provisions which shall be binding on the Issuer and Deutsche Telekom AG (Deutsche Telekom AG and any wholly owned Subsidiary of Deutsche Telekom AG to whom this Note has been transferred pursuant to clause 17 herein, the "Holder") and on all persons claiming through or under them respectively.

         This is to certify that this Note has been created and issued by the Issuer pursuant to its Memorandum and Articles of Association and a resolution of the board of directors of the Issuer passed on 31 October 2000.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be executed as a Deed on the day and year below written.

                                        Dated 15 January 2001


                Executed as a Deed by:  TELEWEST COMMUNICATIONS PLC,



                Acting by:              /s/ Charles Burdick
                                        ---------------------------------------
                                                       Director


                                        /s/ C. Burns
                                        ---------------------------------------
                                                 Director/Secretary

                             [REVERSE SIDE OF NOTE]

                           TELEWEST COMMUNICATIONS PLC

                    5.00% Accreting Convertible Note due 2003

         1. Principal. The Issuer will pay the Accreted Value of this Note on 1 November 2003 unless this Note is otherwise converted prior to such Maturity Date in accordance with the terms of this Note. This Note will be deemed to accrete from 15 January 2001.

         2. Method of Payment.

         (a) General. The Issuer may pay the Accreted Value of this Note (as reduced pursuant to clause 19 hereof) in the form of cash or, subject to the provisions of clause 2(c) below, in an Equivalent Amount of Ordinary Shares. The Holder must surrender this Note to the Issuer to collect principal payments. If a payment date is a date other than a Business Day, payment may be made on the next succeeding day that is a Business Day.

         (b) Cash Payment. The Issuer will pay the Accreted Value in Pounds Sterling or in other money of the United Kingdom that at the time of payment is legal tender for payment of public and private debts. Such payment shall be made by cheque or by transfer of immediately available funds to an account of the Holder as instructed by the Holder.

         (c) Payment in Ordinary Shares. In the event that the Holder has not elected to convert this Note at maturity pursuant to clause 7, the Issuer may, provided that the maximum aggregate nominal value of Ordinary Shares issued pursuant to all of the Eurobell Notes does not exceed (pound)75,000,000 and the Ordinary Shares are listed on the Official List of the UK Listing Authority and are trading on the London Stock Exchange, with not less than 5 nor more than 9 days notice prior to the Maturity Date (such notice a "Notice of Election"), elect to pay the Accreted Value in an Equivalent Amount of Ordinary Shares. In the event that the Issuer elects to pay the Accreted Value in the form of Ordinary Shares, no fractions of Ordinary Shares or scrip representing Ordinary Shares will be issued, and no cash adjustment will be payable, in respect thereof. The Notice of Election to pay in Ordinary Shares shall be mailed or sent via telefax to the Holder and shall specify the Equivalent Amount of Ordinary Shares to be issued to the Holder. If the Issuer shall not have satisfied the notice requirements pursuant to this clause 2(c), the Issuer shall be deemed to have elected to pay the Accreted Value in the form of cash.

         In the event that the Issuer elects to pay the Accreted Value in the form of Ordinary Shares, the Holder agrees by taking delivery of this Note, to become a member of the Issuer in respect of the Ordinary Shares to be issued to it and that, prior to the Issuer allotting and issuing such Ordinary Shares, it shall if required, furnish appropriate endorsements and transfer documents.

         Such Ordinary Shares shall be allotted and issued in certificated registered form, unless the Holder of the Eurobell Notes instructs the Registrar in writing to issue such Ordinary Shares in uncertificated form through CREST and, at the time of issuance the Ordinary Shares are participating securities in CREST.

         3. Optional Redemption. The Issuer may redeem all (but not a part) of the Eurobell Notes in cash at 100% of the Accreted Value thereof to the Redemption Date at any time prior to the Maturity Date by notice in writing to the Holder in accordance with clause 4 (the "Redemption Notice"); provided that the average of the middle-market quotations published in the Daily Official List of the London Stock Exchange for one Ordinary Share for the 30 consecutive Dealing Days ending on the Dealing Day ten days prior to the date on which the Redemption Notice is given shall have been at least 130% of the average of the Conversion Price in effect (or deemed to be in effect) on each such Dealing Day.

         4. Notice of Redemption. A Redemption Notice will be mailed at least 20 days but not more than 30 days before the Redemption Date to the Holder of this Note.

         5. Repurchase upon Change in Control. Upon the occurrence of a Change of Control, the Holder shall have the right to require the repurchase of all (but not a part) of the Eurobell Notes by the Issuer in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 100% of the Accreted Value thereof to the date of purchase (the "Change of Control Payment"). The Issuer is not required to make a Change of Control Offer following a Change of Control if a third party makes a Change of Control Offer that would be in compliance with the provisions described in this clause 5 if it were made by the Issuer and, if this Note is validly tendered pursuant to this clause 5, such third party purchases this Note.

         Within 10 days following the Change of Control, the Issuer shall mail a notice to the Holder stating:

                  (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this clause 5 and that the Eurobell Notes, if validly tendered, will be accepted for payment;

                  (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 15 days nor later than 30 days from the date such notice is mailed) (the "Change of Control Payment Date");

                  (iii) that if not tendered, the Eurobell Notes will continue to accrete interest pursuant to their respective terms and have all rights, including the Conversion Right attached to each such Note;

                  (iv) that, unless the Issuer defaults in the payment of the Change of Control Payment, upon acceptance for payment pursuant to the Change of Control Offer, the Eurobell Notes shall cease to accrete on and after the Change of Control Payment Date;

                  (v) that the Holder will be required to surrender the Eurobell Notes, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of each such Note completed, to the Issuer at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date; and

                  (vi) the Holder will be entitled to withdraw its election if the Issuer receives, not later than the close of business on the Business Day immediately preceding the Change of Control Payment Date, facsimile transmission or letter stating that the Holder is withdrawing his election to have the Eurobell Notes purchased.

         If the Holder tenders the Eurobell Notes pursuant to the Change of Control Offer, on the Change of Control Payment Date, the Issuer shall:

                  (i) accept for payment the Eurobell Notes tendered pursuant to the Change of Control Offer; and

                  (ii) pay to the Holder the Change of Control Payment.

         6. Ranking and Negative Pledge. This Note will represent a general unsecured obligation of the Issuer and will rank pari passu to all of its existing and future Senior Indebtedness and senior to all of its existing and future Capital Stock and Indebtedness which is expressly subordinated to it.

         The Issuer will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, which secure either
(A) Subordinated Debt Securities unless this Note is secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Debt Securities or (B) Pari Passu Debt Securities, unless this
Note is equally and ratably secured with the Liens securing such Pari Passu Debt Securities.

         7. Conversion.

         (a) The Holder of this Note has (i) the right to convert (the "Conversion Right") all (but not a part) of the Eurobell Notes into Ordinary Shares at the Conversion Price (as defined below) (A) on the Maturity Date, (B) following notification from the Issuer of its intention to exercise its right to redeem the Eurobell Notes pursuant to clauses 3 and 4 or (C) following notification from the Issuer that it is making a Change of Control Offer pursuant to clause 5 and (ii), in the event of a Fundamental Change Transaction, the right set forth in clause 9 below subject to the terms and conditions set forth therein (subject, in case of each of (i) and (ii), to any applicable fiscal or other laws or regulations and as hereinafter provided).

         (b) To exercise its Conversion Right (i) on the Maturity Date or (ii) following notification from the Issuer that the Issuer intends to exercise its right to redeem this Note together with all other Eurobell Notes pursuant to clauses 3 and 4, the Holder must:

                  (i) duly complete a conversion notice in the form of Exhibit A attached to this Note (the "Conversion Notice") and deliver (or cause to be delivered) such Conversion Notice to the Issuer at its registered office on or prior to the close of business on the tenth day prior to the Maturity Date or Redemption Date, as applicable;

                  (ii) if required, furnish appropriate endorsements and transfer documents; and

                  (iii) if required, pay any taxes and capital, stamp, issue and registration duties arising on the exercise of such Conversion Right (other than any taxes or capital, stamp, issue and registration duties payable in the United Kingdom in respect of the allotment and issue of Ordinary Shares upon conversion, which shall be payable by the Issuer), and all taxes, if any, arising by reference to any disposal or deemed disposal of this Note in connection with the exercise of such Conversion Right.

         (c) To exercise its Conversion Right upon notification from the Issuer that the Issuer is making a Change of Control Offer pursuant to clause 5, the Holder must:

                  (i) deliver (or cause to be delivered) the duly completed "Option of the Holder to Elect Purchase" on the reverse side of this Note, including the sections of such form relating to the Holder's intention to exercise its Conversion Right, to the Issuer at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date ;

                  (ii) if required, furnish appropriate endorsements and transfer documents; and

                  (iii) if required, pay any taxes and capital, stamp, issue and registration duties arising on the exercise of such Conversion Right assessed on the Holder or withheld on the Holder's behalf (other than any taxes or capital, stamp, issue and registration duties payable in the United Kingdom in respect of the allotment and issue of Ordinary Shares upon conversion, which shall be payable by the Issuer), and all taxes, if any, assessed on the Holder or withheld on the Holder's behalf arising by reference to any disposal or deemed disposal of this
         Note in connection with the exercise of such Conversion Right.

         8. Conversion Price Adjustments

         (a) The price at which the Eurobell Notes shall be convertible into Ordinary Shares (the "Conversion Price") shall initially be 156.56p (being 125% of the middle market quotation of Ordinary Shares of 125.25p as at the close of business on 1 November 2000) per one Ordinary Share. The number of Ordinary Shares to be issued upon conversion of the Eurobell Notes will be calculated by dividing the aggregate principal amount represented by the Eurobell Notes at the initial issuance of each such Note (as reduced pursuant to clause 19 hereof) by the Conversion Price on the Conversion Date.

         (b) Following the occurrence of any of the events specified below, the Conversion Price shall be adjusted as follows:

                  (i) If and whenever there shall be an alteration to the nominal value of the Ordinary Shares as a result of consolidation, reclassification or subdivision, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such alteration by the following fraction:

                                        A
                                        -
                                        B
                  where:

                           A is the nominal amount of one Ordinary Share immediately after such alteration; and

                           B is the nominal amount of one Ordinary Share immediately before such alteration.

                  Such adjustment shall become effective on the date the alteration takes effect.

                  (ii) If and whenever the Issuer shall issue any Ordinary Shares credited as fully paid to the holders of Ordinary Shares (the "Shareholders") by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (A) by way of a scrip dividend where the Market Value of the Ordinary Shares issued in respect of each existing Ordinary Share does not exceed the amount of the cash dividend (or the relevant part thereof where the scrip dividend is offered in place of part of the cash dividend) in respect of each existing Ordinary Share (an "Excluded Scrip Dividend") or (B) where such issue is effected for the purpose of, or in connection with, a scheme of arrangement of the Issuer pursuant to Section 425 of Act and the profits or reserves capitalised resulted from a reduction in the capital of the Issuer, the Conversion Price shall be adjusted:

                           (a) in the case of an issue of Ordinary Shares other than by way of a scrip dividend by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

                                        A
                                        -
                                        B

                           where:

                                    A        is the aggregate nominal amount of
                                             the issued Ordinary Shares
                                             immediately before such issue; and

                                    B        is the aggregate nominal amount of
                                             the issued Ordinary Shares
                                             immediately after such issue; and

                           (b) in the case of an issue of Ordinary Shares by way of a scrip dividend (other than an Excluded Scrip Dividend), by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

                                       A+B
                                       ---
                                       A+C

                           where:



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

                                    A        is the aggregate nominal amount of
                                             the issued Ordinary Shares
                                             immediately before such issue;

                                    B        is the aggregate nominal amount of
                                             Ordinary Shares issued by way of
                                             such scrip dividend multiplied by a
                                             fraction of which the numerator is
                                             the amount of the cash dividend per
                                             Ordinary Share or the relevant part
                                             thereof as referred to above and
                                             the denominator is the Market Value
                                             of the number of Ordinary Shares
                                             (or, as the case may be, the
                                             fraction of an Ordinary Share)
                                             issued in respect of each existing
                                             Ordinary Share in lieu of the
                                             whole, or the relevant part of, the
                                             relevant cash dividend;

                                    C        is the aggregate nominal amount of
                                             Ordinary Shares issued by way of
                                             such scrip dividend.

                           Such adjustment shall become effective on the date of issue of such Ordinary Shares.

                  (iii) If and whenever the Issuer shall pay or make any Capital Distribution to the Shareholders (except where the Conversion Price is required to be adjusted under clause 8(b)(ii)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such Capital Distribution by the following fraction:

                                      A - B
                                      -----
                                        A

                           where:

                                    A       is the Current Market Price of one
                                            Ordinary Share on the Dealing Day
                                            last preceding the date on which the
                                            Capital Distribution is publicly
                                            announced; and

                                    B       is the Fair Market Value on the date
                                            of such announcement, as determined
                                            in good faith by a merchant bank in
                                            London of international repute,
                                            selected in good faith by the
                                            Issuer, acting as an expert, of the
                                            portion of the Capital Distribution
                                            attributable to one Ordinary Share.

                           Such adjustment shall become effective on the date that such Capital Distribution is actually made.

                  (iv) If and whenever the Issuer shall issue Ordinary Shares to Shareholders as a class by way of rights, or issue or grant to Shareholders as a class by way of rights options, warrants or other rights to subscribe for or purchase any Ordinary Shares, in each case at a price per Ordinary Share which is less than 95% of the Current Market Price per Ordinary Share on the Dealing Day last preceding the date of the announcement of the terms of the issue or grant of such Ordinary Shares, options, warrants or other rights, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

                                      A + B
                                      -----
                                      A + C

                           where:

                                    A        is the number of Ordinary Shares in
                                             issue immediately before such
                                             announcement;

                                    B        is the number of Ordinary Shares
                                             which the aggregate amount (if any)
                                             payable for the Ordinary Shares
                                             issued by way of rights, or for the
                                             options or warrants or other rights
                                             issued by way of rights and for the
                                             total number of Ordinary Shares
                                             comprised therein would purchase at
                                             such Current Market Price per
                                             Ordinary Share on the Dealing Day
                                             last preceding the date of the
                                             announcement of the terms of such
                                             issue or grant; and

                                    C        is the number of Ordinary Shares
                                             issued or, as the case may be,
                                             comprised in the grant.

                           Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the London Stock Exchange.

                  (v) If and whenever the Issuer shall issue any securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase any Ordinary Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase Ordinary Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

                                      A - B
                                      -----
                                        A

                           where:

                           A is the Current Market Price of one Ordinary Share on the Dealing Day immediately preceding the date on which the terms of such issue or grant is are publicly announced; and


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

                           B is the Fair Market Value on the date of such announcement, as determined in good faith by a merchant bank in London of international repute, selected in good faith by the Issuer, acting as an expert, of the portion of the rights attributable to one Ordinary Share.

                           Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the London Stock Exchange.

                  (vi) If and whenever the Issuer shall issue (otherwise than as mentioned in clause 8(b)(iv)) wholly for cash any Ordinary Shares (other than Ordinary Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Ordinary Shares), or grant (otherwise than as mentioned in clause 8(b)(iv)) wholly for cash any options, warrants or other rights to subscribe for or purchase any Ordinary Shares, in each case at a price per Ordinary Share which is less than 95% of the Current Market Price per Ordinary Share on the Dealing Day last preceding the date of announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

                                      A + B
                                      -----
                                      A + C

                           where:

                                    A       is the number of Ordinary Shares in
                                            issue immediately before the issue
                                            of such Ordinary Shares or the grant
                                            of such options, warrants or rights;

                                    B       is the number of Ordinary Shares
                                            which the aggregate consideration
                                            (if any) receivable for the issue of
                                            such Ordinary Shares or, as the case
                                            may be, for the Ordinary Shares to
                                            be issued or otherwise made
                                            available upon the exercise of any
                                            such options, warrants or rights
                                            would purchase at such Current
                                            Market Price per Ordinary Share on
                                            the Dealing Day last preceding the
                                            date of announcement of the terms of
                                            such issue or grant; and

                                    C       is the maximum number of Ordinary
                                            Shares to be issued pursuant to such
                                            issue of such additional Ordinary
                                            Shares or upon exercise of such
                                            options, warrants or rights.

                           Such adjustment shall become effective on the date of issue of such additional Ordinary Shares or, as the case may be, the grant of such options, warrants or rights.


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

                  (vii) If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other Issuer, person or entity (otherwise than as mentioned in clauses 8(b)(iv), (v) or (vi)) shall issue wholly for cash any securities other than the Eurobell Notes which by their terms of issue carry rights of conversion into, or exchange or subscription for, Ordinary Shares issued or to be issued by the Issuer (or shall grant any such rights in respect of existing securities so issued) or securities which by their terms might be redesignated as Ordinary Shares, and the consideration per Ordinary Share receivable upon conversion, exchange, subscription or redesignation is less than 95% of the Current Market Price per Ordinary Share on the Dealing Day last preceding the date of announcement of the terms of issue of such securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue (or grant) by the following fraction:

                                      A + B
                                      -----
                                      A + C

                           where:

                                    A        is the number of Ordinary Shares in
                                             issue immediately before such issue
                                             or grant;

                                    B        is the number of Ordinary Shares
                                             which the aggregate consideration
                                             (if any) receivable for the
                                             Ordinary Shares to be issued upon
                                             conversion or exchange or upon
                                             exercise of the right of
                                             subscription attached to such
                                             securities or, as the case may be,
                                             for the Ordinary Shares to be
                                             issued or to arise from any such
                                             redesignation would purchase at
                                             such Current Market Price per
                                             Ordinary Share; and

                                    C        is the maximum number of Ordinary
                                             Shares to be issued upon conversion
                                             or exchange of such securities or
                                             upon the exercise of such rights of
                                             subscription attached thereto at
                                             the initial conversion, exchange or
                                             subscription price or rate or, as
                                             the case may be, the maximum number
                                             of Ordinary Shares to be issued or
                                             to arise from any such
                                             redesignation.

                           Such adjustment shall become effective on the date of issue or grant.

                  (viii) If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in clause 8(b)(vii) (other than in accordance with the terms (including terms as to adjustment) applicable to such securities) so that following such modification the consideration per Ordinary Share receivable is less than 95% of the Current Market Price per Ordinary Share on the Dealing Day last preceding the date of announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by the following fraction:

                                      A + B
                                      -----
                                      A + C

                           where:

                                    A        is the number of Ordinary Shares in
                                             issue immediately before such
                                             modification;

                                    B        is the number of Ordinary Shares
                                             which the aggregate consideration
                                             (if any) receivable for the
                                             Ordinary Shares to be issued upon
                                             conversion or exchange or upon
                                             exercise of the right of
                                             subscription attached to the
                                             securities so modified would
                                             purchase at such Current Market
                                             Price per Ordinary Share or, if
                                             lower, the existing conversion,
                                             exchange or subscription price of
                                             such securities; and

                                    C        is the maximum number of Ordinary
                                             Shares to be issued upon conversion
                                             or exchange of such securities or
                                             upon the exercise of such rights of
                                             subscription attached thereto at
                                             the modified conversion, exchange
                                             or subscription price or rate but
                                             giving credit in such manner as a
                                             merchant bank in London of
                                             international repute, selected in
                                             good faith by the Issuer, shall,
                                             acting as an expert, consider
                                             appropriate for any previous
                                             adjustment under this clause
                                             8(b)(viii) or clause 8(b)(vii).

                                    Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

                  (ix) If and whenever the Issuer or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other Person shall offer any securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price is required to be adjusted under clauses 8(b)(iv) or
                           (v) or would be required to be so adjusted if the relevant issue or grant was at less than 95% of the Current Market Price per Ordinary Share on the relevant Dealing Day) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the making of such offer by the following fraction:

                                      A - B
                                      -----
                                        A

                           where:

                                    A       is the Current Market Price of one
                                            Ordinary Share on the Dealing Day
                                            immediately preceding the date on
                                            which the terms of such offer are
                                            publicly announced; and

                                    B       is the Fair Market Value on the date
                                            of such announcement, as determined
                                            in good faith by a merchant bank in
                                            London of international repute,
                                            selected in good faith by the
                                            Issuer, acting as an expert, of the
                                            portion of the relevant offer
                                            attributable to one Ordinary Share.

                           Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights on the London Stock Exchange.

                  (x) If the Issuer (with the prior written approval of the Holder (such approval not to be unreasonably withheld or delayed)) or the Holder (with the prior written approval of the Issuer (such approval not to be unreasonably withheld or delayed)) determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in clauses 8(b)(i) to (ix) (even if the relevant event or circumstance is specifically excluded from the operation of clauses 8(b)(i) to
                           (ix)), the Issuer shall, at its own expense and acting reasonably, request the Auditors acting in conjunction with a merchant bank in London of international repute, selected in good faith by the Issuer, acting as experts, to determine as soon as practicable what adjustment (if any and provided that it shall result in a reduction) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this clause 8(b)(x) if the Auditors and such merchant bank are so requested to make such a determination not more than 21 days after the date on which the relevant event or circumstance arises.

                           Where the circumstances giving rise to any adjustment pursuant to this clause 8(b) have already resulted or will result in an adjustment to the Conversion Price or where the circumstances giving rise to any adjustment arise by virtue of any other circumstances which have already given or will give rise to an adjustment to the Conversion Price, such modification shall be made to the operation of the provisions of this clause 8(b) as may be advised by the Auditors to be in their opinion appropriate to give the intended result.

         (c) For the purpose of any calculation of the consideration receivable pursuant to clauses 8(b)(vi), (vii) and (viii), the following provisions shall apply:

                  (i) the aggregate consideration receivable for Ordinary Shares issued for cash shall be the amount of such cash, provided that in no case shall any deduction be made for any commission or any expenses paid or incurred by the Issuer for any underwriting of the issue or otherwise in connection therewith;

                  (ii) (x) the aggregate consideration receivable for the Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any securities shall be deemed to be the consideration received or receivable for any such securities and
                           (y) the aggregate consideration receivable for the Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration received or receivable for such securities or, as the case may be, for such options, warrants or rights which is attributed by the Issuer in good faith to such rights of subscription or, as the case may be, for such options, warrants or rights or, if no part of such consideration is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, for such options, warrants or rights as at the date of the announcement of the terms of issue of such securities or, as the case may be, for such options, warrants or rights (as determined in good faith by an independent merchant bank in London of international repute selected in good faith by the Issuer), plus in the case of each of (x) and (y) above, the additional minimum consideration (if any) to be received by the Issuer upon the conversion or exchange of such securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights (the consideration in all such cases to be determined subject to the proviso in clause 8(c)(i)) and (z) the consideration per Ordinary Share receivable upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such securities or, as the case may be, upon exercise of such options, warrants or rights shall be the aggregate consideration referred to in (x) or (y) above (as the case may be) converted into Pounds Sterling if such consideration is expressed in a currency other than Pounds Sterling at such rate of exchange as may be determined in good faith by a merchant bank of international repute selected in good faith by the Issuer to be the spot rate ruling at the close of business on the date of announcement of the terms of issue of such securities, divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate.

         (d) If the Conversion Date in relation to this Note shall be after the record date for any such issue, distribution, grant or offer (as the case may be) as is mentioned in clauses 8(b)(ii) to (v) and (ix), or any such issue as is mentioned in clauses 8(b)(vi) and (vii) which is made to the Shareholders or any of them, but before the relevant adjustment becomes effective under clause 8(b), the Issuer shall (conditional upon such adjustment becoming effective) procure that there shall be issued to the Holder such additional number of Ordinary Shares as, together with the Ordinary Shares issued or to be issued on conversion of this Note, is equal to the number of Ordinary Shares which would have been required to be issued on conversion of this Note if the relevant adjustment (more particularly referred to in the said paragraphs) to the Conversion Price had in fact been made and become effective immediately after the relevant record date. Such additional Ordinary Shares will be allotted within one month after the relevant Conversion Date or of the date of issue of Ordinary Shares if adjustment results from the issue of Ordinary Shares and certificates for such Ordinary Shares (if the Ordinary Shares are certificated securities) will be dispatched within such period of one month.

         (e) On any adjustment, the resultant Conversion Price, if not an integral multiple of one pence, shall be rounded down to the nearest whole pence. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 0.1% of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment but such subsequent adjustment shall be made on the basis that the adjustment not required to be made has been made at the relevant time.

         (f) No adjustment will be made to the Conversion Price where Ordinary Shares or other securities (including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified or granted to employees (including directors holding executive office) of the Issuer or any Subsidiary or any associated company of the Issuer pursuant to any employees' share scheme (as defined in Section 743 of the Act or any modification or re-enactment thereof).

         (g) The Conversion Price may not be reduced so that, on conversion of Notes, Ordinary Shares would be required to be issued at a discount to their par value.

         (h) Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Auditors, a modification to the operation of the adjustment provisions is required in order to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by the Auditors to be in their opinion appropriate to give such intended result.

         If any doubt shall arise as to the appropriate adjustment to the Conversion Price, a certificate of the Auditors upon application of either party shall be conclusive and binding on all concerned, except in the case of manifest or proven error.

         (i) In default of the Issuer selecting a merchant bank in London of international repute when required for the purposes of this clause 8, the Holder shall be entitled to select such bank.

         (j) While any Conversion Right may be exercised, the Issuer will:

                  (i) not issue or pay up any securities, in either case by way of capitalisation of profits or reserves, other than (i) by the issue of fully paid Ordinary Shares to the Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Ordinary Shares on a capitalisation of profits or reserves or (ii) by the issue of Ordinary Shares paid up in full out of profits or reserves (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a cash dividend, (iii) by the issue of fully paid equity share capital (other than Ordinary Shares) to the holders of equity share capital of the same class and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Equity Share Capital (other than Ordinary Shares) on a capitalisation of profits or reserves, unless in any such case, the same gives rise (or would, but for the fact that the adjustment would be less than 0.1% of the Conversion Price then in effect, give rise) to an adjustment of the Conversion Price or (iv) where the issue is effected for the purpose of, or in connection with, a scheme of arrangement pursuant to Section 425 of the Act;

                  (ii) not in any way modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than such rights but so that nothing in this paragraph (ii) shall prevent (a) the issue of any equity share capital to employees (including directors holding executive office) whether of the Issuer or any of its Subsidiaries or Affiliates by virtue of their office or employment pursuant to any scheme or plan approved by the Issuer in general meeting or which is established pursuant to such a scheme or plan which is or has been so approved, or (b) any consolidation or subdivision of the Ordinary Shares or the conversion of any Ordinary Shares into stock or vice versa or pursuant to any employees' share scheme (as defined in Section 743 of the Act or any modification or re-enactment thereof) or (c) without prejudice or any rule of law or legislation (including regulations made under Section 207 of the Act or any other provision of that or any other legislation), the conversion of Ordinary Shares into, or the issue of any Ordinary Shares in, uncertificated form (or the conversion of Ordinary Shares in uncertificated form into certificated form) or the amendment of the Articles of Association of the Issuer to enable title to securities of the Issuer (including Ordinary Shares) to be evidenced and transferred without a written instrument or any other alteration to the Articles of Association of the Issuer made in connection with the matters described in this paragraph or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of securities, including Ordinary Shares, dealt with under such procedures) or (e) any issue of equity share capital where the issue of such equity share capital results or would, but for the fact that the adjustment would be less than 0.1% of the Conversion Price then in effect or that the consideration per Ordinary Share receivable therefor (as described in clause 8(c)) is at least 95% of the Current Market Price per Ordinary Share otherwise result in an adjustment of the Conversion Price or (f) any issue of equity share capital or modification of rights attaching to the Ordinary Shares where prior thereto the Issuer shall have instructed the Auditors (acting as experts) to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and the Auditors shall have determined either that no adjustment is required or that an adjustment resulting in a reduction of the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly);

                  (iii) procure that no securities (whether issued by the Issuer or any of its Subsidiaries or procured by the Issuer or any of its Subsidiaries to be issued) issued without rights to convert into or exchange or subscribe for Ordinary Shares shall subsequently be granted such rights exercisable at a consideration per Ordinary Share which is less than 95% of the Current Market Price per Ordinary Share at close of business on the last Dealing Day preceding the date of the announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the fact that the adjustment would be less than 0.1% of the Conversion Price then in effect, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Ordinary Shares of differing nominal values;

                  (iv) not reduce its issued share capital, share premium account or capital redemption reserve or any uncalled liability in respect thereof except (a) pursuant to the terms of issue of the relevant share capital or (b) by means of a purchase or redemption of share capital of the Issuer which would not constitute a Capital Distribution as provided in clause 8(c) or (c) as permitted by Section 130(2) of the Act or (d) a reduction of share premium account to facilitate the writing off of goodwill arising on consolidation which requires the confirmation of the High Court and which does not involve the return, either directly or indirectly, of an amount standing to the credit of the share premium account of the Issuer and in respect of which the Issuer shall have tendered to the High Court such undertaking as it may require prohibiting, so long as this Note remain outstanding, the distribution (except by way of capitalisation issue) of any reserve which may arise in the books of the Issuer as a result of such reduction or (e) where the reduction does not involve any distribution of assets and is effected by way of cancellation for the purposes of a scheme of arrangement pursuant to Section 425 of the Act or (f) by way of transfer of reserves as permitted under applicable laws and/or (g) where the reduction results in (or would, but for the fact that the adjustment would be less than 1% of the Conversion Price then in effect, result in) an adjustment to the Conversion Price;

                  (v) at all times keep available for issue out of its authorised but unissued capital such number of Ordinary Shares as would enable the Conversion Rights and all other rights of subscription and exchange for and conversion into Ordinary Shares to be satisfied in full;

                  (vi) not make any issue, grant or distribution or take any other action if the effect thereof would be that, on the conversion of Notes, Ordinary Shares would (but for the provisions of clause 8(c)) have to be issued at a discount to their par value or otherwise could not, under any applicable law then in effect, be legally issued as fully paid;

                  (vii) if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror (as defined in Section 430E(4) of the Act or any modification or re-enactment thereof)) to acquire all or a majority of the issued ordinary share capital of the Issuer, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Holder at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) and enclose the same information about such offer or scheme as it provides to the Shareholders and, where such an offer or scheme has been recommended by the Board of Directors of the Issuer, or where such an offer has become or been declared unconditional in all respects, use its best endeavors to procure that a like offer or scheme is extended to the holders of any Ordinary Shares issued during the period of the offer or scheme as a result of the exercise of the Conversion Rights;

                  (viii) make available to the Holder a copy of every document sent to the Shareholders at the same time as it is sent to the Shareholders; and

                  (ix) that for so long as the Ordinary Shares remain listed on the Official List and are traded on the London Stock Exchange's Market for Listed Securities, it will use all best endeavors to ensure that the Ordinary Shares issued pursuant to the terms of this Note will be admitted to the Official List by the UK Listing Authority and to trading on the London Stock Exchange's Market for Listed Securities.

         (k) The Ordinary Shares arising on conversion of the Eurobell Notes shall be allotted and issued in certificated registered form, unless the Holder of the Eurobell Notes instructs the Issuer in its Conversion Notice to issue such Ordinary Shares in uncertificated form through CREST and, at the time of issuance the Ordinary Shares are participating securities in CREST.

         (l) For purposes of this clause 8:

                  (i) "securities" includes, without limitation, shares in the capital of the Issuer; and

                  (ii) "Subsidiary" means any subsidiary undertaking (within the meaning of Section 258 of the Act).

         (m) Notwithstanding anything in this clause 8, in no event shall the issuance of any rights or Ordinary Shares to Microsoft Corporation, Liberty Media International, Inc., Liberty UK Holdings, Inc. and Liberty UK, Inc. pursuant to the Relationship Agreement on terms in effect on the Issue Date, give rise to an adjustment hereunder.

         9. Fundamental Change Transactions

         (a) In the event (i) the Issuer is a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the assets of the Issuer, recapitalisation or reclassification of Ordinary Shares or any compulsory share exchange), (ii) such transaction would (A) have constituted a Change of Control but for the increase in the ownership or acquisition of Ordinary Shares by a Permitted Holder or (B) comply with the provisions of clause (b) of the "Change of Control" definition herein, whereby no "person" or "group" including Permitted Holders, would be the "beneficial owner", directly or indirectly, of more than 50% of the total Voting

Stock of the surviving or transferee Person as a result of such transaction,
(iii) such transaction constitutes a Fundamental Change, and (iv) the Ordinary Shares are no longer (A) listed on the Official List of the UK Listing Authority and traded on the London Stock Exchange or (B) approved for listing and trading on any Approved Stock Exchange (any such transaction, a "Fundamental Change Transaction"), the Issuer undertakes to use its best endeavors to procure, if requested by the Holder, that in or following any Fundamental Change Transaction the acquiring Person, successor Person and/or any other relevant Person enters into such agreements and performs all such actions necessary to give effect to the conversion, exchange and other provisions set forth in this clause 9.

         (b) Subject to such Person agreeing to be bound to give effect to such conversion, exchange or other provision, upon or following the occurrence of a Fundamental Change Transaction where the consideration to be received by holders of Ordinary Shares includes the Listed Share Capital of the acquiror or successor Person, the relevant price at which this Note may initially be converted or otherwise exchanged into the Listed Share Capital of the acquiring or successor Person, including for the purposes of this clause 9(b) the Listed Share Capital of any wholly owned subsidiary or holding company of such Person, received by the holders of Ordinary Shares in a Fundamental Change Transaction, will be determined as set forth below:

                                   (i) where the consideration received by the
                          holders of Ordinary Shares in any Fundamental Change Transaction is in part, but not solely, in the form of the Listed Share Capital of the acquiror or successor Person, the Conversion Price shall be multiplied by the following fraction:

                                                           A
                                                        -------
                                                          B+C
                          where:

                                     A      is one Ordinary share;

                                     B      is the number of shares, as of the
                                            date the Fundamental Change
                                            Transaction is declared
                                            unconditional in all respects (the
                                            "Fundamental Change Transaction
                                            Date"), of the Listed Share Capital
                                            of the acquiror or successor Person
                                            being received by a holder of one
                                            Ordinary Share pursuant to the terms
                                            of the Fundamental Change
                                            Transaction and;

                                     C      is the quotient obtained by dividing
                                            (i) the sum of the Transaction Value
                                            in Pounds Sterling of cash,
                                            securities (other than the Listed
                                            Share Capital of the acquiror or
                                            successor Person taken into account
                                            in B) and any other property
                                            received by a holder of one Ordinary
                                            Share in a Fundamental Change
                                            Transaction by (ii) the share price
                                            of the relevant Listed Share Capital
                                            of the acquiror or successor Person
                                            during the 10 trading days
                                            immediately prior to the Fundamental
                                            Change Transaction Date; and

                                   (ii) where the consideration received by the
                          holders of Ordinary Shares in any Fundamental Change Transaction is solely in the form of the Listed Share Capital of the acquiror or successor Person, the Conversion Price shall be multiplied by the following fraction:

                                                           A
                                                           -
                                                           B
                                     where:

                                     A is an Ordinary Share; and

                                     B is the number of shares of Listed Share
                                     Capital of the acquiror or successor Person being offered for each Ordinary Share pursuant to the terms of the Fundamental Change Transaction;

such initial price to be adjusted in each of (i) and (ii) in good faith by the acquiror or successor Person to appropriately reflect any of the events referred to in clauses 8(b)(i) through 8(b)(x) above.

         (c) Upon or following the occurrence of a Fundamental Change Transaction (except that solely for purposes of this section 9(c), clause 9(a)(ii) and 9(a)(iii) shall not apply) where the consideration received by the holders of Ordinary Shares from the acquiring or successor Person (including for purposes of this clause 9(c) from a Permitted Holder) in any such Fundamental Change Transaction is solely in the form of cash, this Note will become at the time of such Fundamental Change Transaction convertible only into the kind and amount of cash receivable upon such Fundamental Change Transaction by a holder of the number of Ordinary Shares into which this Note was convertible immediately prior thereto.

         10. Notice of Adjustments to Conversion Price. Upon the happening of an event as a result of which the Conversion Price will be adjusted pursuant to clause 8, the Issuer shall as soon as reasonably practicable, deliver to the Holder an Officer's Certificate setting forth brief particulars of the event, and the previous and adjusted Conversion Price and the date on which such adjustment takes effect and in any case setting forth such other particulars and information as the Holder may reasonably require. Simultaneously with the announcement of the terms of any issue pursuant to clause 8(b)(vi) or (vii) and the announcement of any proposed modification pursuant to clause 8(b)(viii), the Issuer shall give notice to the Holder advising as to the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their Conversion Rights pending such date.

         11. Consolidation, Merger and Sale of Assets. The Issuer shall not sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person unless (i) the Person that acquired or leased such property and assets of the Issuer shall be a corporation organised and validly existing under the laws of England and Wales, or of Scotland or of the United States and shall expressly assume, by appropriate agreements, all of the obligations of the Issuer under this Note and
(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

         12. Successor Corporation. Upon any consolidation, combination, merger or any transfer of all or substantially all of the assets of the Issuer, the surviving entity formed by such consolidation or combination or into which the Issuer is merged or to which such transfer is made (subject to assuming every obligation of the Issuer under this Note) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Note with the same effect as if such surviving entity had been named as the Issuer of this Note, and thereafter, the Issuer shall be released from all obligations and covenants under this Note.

         13. Defaults and Remedies.

         (a) The following events are "Events of Default" for purposes of this
Note: (i) the Issuer defaults in the payment of principal of any of the Eurobell Notes when the same becomes due and payable at maturity, redemption or otherwise; (ii) the Issuer fails to repurchase any of the Eurobell Notes at the conclusion of the Change of Control Offer referred to in clause 5; (iii) the Issuer fails to perform or comply with the provisions described under clause 11;
(iv) the Issuer defaults in the performance of or breaches any other covenant under any of the Eurobell Notes, which default or breach continues for a period of 30 consecutive days after written notice by the Holder; (v) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of (pound)10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days following such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (vi) any final judgment or order for the payment of money in excess of (pound)10 million in the aggregate for all such final judgments or orders against all such Persons shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed (pound)10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (vii)
(A) a court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that: (1) is for relief against the Issuer or a Significant Subsidiary in an involuntary case or proceeding, (2) appoints a Custodian of the Issuer or a Significant Subsidiary for all or substantially all of its properties, or (3) orders the liquidation of the Issuer or a Significant Subsidiary, and, in each case, such order or decree remains unstayed and in effect for 60 days, (B) the holder of any Indebtedness with a principal amount of (pound)10 million or more appoints a receiver or similar official with respect to all or substantially all of the assets of the Issuer or a Significant Subsidiary and such receiver is not removed for 120 days; or (viii) the Issuer or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case or proceeding, (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its Indebtedness, or (E) consents to the filing against it of a petition in bankruptcy.

         (b) For purposes of this Note, the term "Custodian" is defined to mean any custodian, administrator, receiver, administrative receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, provisional liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise. The term "Bankruptcy Order" is defined to mean any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganisation, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of Indebtedness or other relief of a debtor.

         If an Event of Default (other than an Event of Default specified in clauses (vii) and (viii) above) occurs and is continuing, then the Holder may declare the Eurobell Notes to be due and payable immediately. If an Event of Default specified in clauses (vii) or (viii) above occurs with respect to the Issuer, the Default Amount of the Eurobell Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder. The Holder may not enforce this Note except as provided herein.

         14. No Recourse Against Others. A trustee, director, officer, employee, stockholder or incorporator, as such, of the Issuer shall not have any liability for any obligations of the Issuer under this Note or for any claim based on, in respect of or by reason of such obligations or its creation. The Holder by accepting this Note waives and releases all such liability.

         15. Discharge Prior to Redemption or Maturity. The Issuer's obligations pursuant to this Note will be discharged, except for obligations pursuant to certain sections herein, subject to the terms of this Note, upon the repayment or conversion of this Note.

         16. Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes.

         17. Transfer and Hedging. The Holder may not, without the prior written consent of the Issuer, sell, pledge or otherwise transfer this Note other than to a Person who is at the time of such sale pledge or transfer a wholly owned Subsidiary of the Holder, such Person to remain a wholly owned Subsidiary of the Holder until the redemption or conversion of this Note.

           The Holder also agrees that, for so long as this Note remains outstanding, it will not directly or indirectly (a) offer, lend, sell, pledge, transfer, grant any security interest or option over or in respect of or otherwise dispose of, or enter into any derivative referenced to or hedging arrangement (including, without limitation, any put, call, straddle or swap) in respect of or by reference to, or which would have the economic effect of transferring or disposing of, this Note, or any Additional Notes, or the Ordinary Shares into which any such Note is convertible or (b) offer, grant any option or interest over or in respect of, or enter into any derivative referenced to or hedging arrangement (including, without limitation, any put, call, straddle or swap) in respect of or by reference to, or which would have the economic effect of transferring or disposing of, any existing or future debt or equity securities in the capital of the Issuer, or agree to do any of the foregoing.

         18. Substitution of Currency. If the United Kingdom adopts the Euro, the regulations of the European Commission relating to the Euro shall apply to this Note. The circumstances and consequences described in this paragraph entitle neither the Issuer nor the Holder to early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of this Note or to raise other defenses or to request any compensation claim, nor will they affect any of the other obligations of Issuer under this Note (other than, in the event that the United Kingdom adopts the Euro, the redenomination of the Issuer's obligations under this Note and the Conversion Price from Pounds Sterling to Euro).

         19. Reduction in Principal Amount. Pursuant to, and in accordance with, the Sections 6.5 and 6.6 of the Share Sale and Purchase Agreement, the Issuer shall reduce the Principal Amount of this Note by way of set off permitted by the terms of such Agreement, such change to be in integrals of (pound)1,000. Following any such reduction in Principal Amount, this Note will carry the same terms and conditions in all respects. For purposes of calculating the Accreted Value of this Note, any reduction to the Principal Amount will be deemed to have occurred on the Issue Date of this Note following notice of such change in accordance with the Share Sale and Purchase Agreement. For the avoidance of doubt, following any such reduction in Principal Amount, there will be no accretion in respect of the amount by which this Note is reduced over the entire term of this Note.

         20. Definitions. For purposes of this Note, the following terms have the following meanings:

         "Accreted Value" means, for any specified date, the amount provided below for each (pound)1,000 principal amount at initial issuance (as reduced pursuant to clause 19 hereof) of this Note:

                  (i) if the specified date occurs on one of the following dates (each a "Semi-Annual Accretion Date"), the Accreted Value for each (pound)1,000.00 will equal the amount set forth below for such Semi-Annual Accretion Date:

                     ---------------------------------------------- --------------------------------------------
                              Semi-Annual Accretion Date                          Accreted Value
                     ---------------------------------------------- --------------------------------------------
                                      1 May 2001                               (pound)1,014.6
                     ---------------------------------------------- --------------------------------------------
                                    1 November 2001                            (pound)1,040.0
                     ---------------------------------------------- --------------------------------------------
                                      1 May 2002                               (pound)1,066.0
                     ---------------------------------------------- --------------------------------------------
                                    1 November 2002                            (pound)1,092.7
                     ---------------------------------------------- --------------------------------------------
                                      1 May 2003                               (pound)1,120.0
                     ---------------------------------------------- --------------------------------------------
                                    1 November 2003                            (pound)1,148.0
                     ---------------------------------------------- --------------------------------------------

         (ii) if the specified date occurs before the first Semi-Annual Accretion Date, the Accreted Value will equal the sum of (a) (pound)1000, and
(b) an amount equal to the product of (1) (pound)25 (i.e. the applicable Accreted Value for the first Semi-Annual Accretion Date less (pound)1000) multiplied by (2) a fraction, the numerator of which is the number of days from the Issue Date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 180 (i.e. the number of days from the Issue Date to the first Semi-Annual Accretion Date, using a 360-day year of twelve 30-day months);

         (iii) if the specified date occurs between two Semi-Annual Accretion Dates, the Accreted Value will equal the sum of (a) the applicable Accreted Value for the Semi-Annual Accretion Date immediately preceding such specified date and (b) an amount equal to the product of (1) the applicable Accreted Value for the immediately following Semi-Annual Accretion Date less the Accreted Value for the immediately preceding Semi-Annual Accretion Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accretion Date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

         (iv) if the specified date occurs on or after the Maturity Date, the Accreted Value will equal (pound)1,148.0

         "Act" means the UK Companies Act 1985, as amended.

         "Affiliate" is defined to mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Approved Stock Exchange" means the London Stock Exchange, the New York Stock Exchange, the Nasdaq Stock Market, the Amsterdam Stock Exchange, the Frankfurt Stock Exchange or any successor to such exchanges.

         "Auditors" is defined to mean the independent public accountants of the Issuer from time to time.

         "Bankruptcy Law" is defined to mean: the UK Insolvency Act 1986 or any other law of the United Kingdom, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganisation or relief of debtors.

         "Bankruptcy Order" has the meaning set forth in clause 12(b).

         "Board" is defined to mean, with respect to any Person, the Board of Directors of such Person or any committee of such Board authorised to act for it.

         "Business Day" is defined as any day (other than a Saturday or Sunday) on which banks in London are open for business.

         "Capital Distribution" means:

         (A) any distribution of assets in specie charged or provided for in the accounts of any financial period (whenever paid or made and however described) but excluding a distribution of assets in specie in lieu of, and to a value not exceeding, a cash dividend or distribution which would not have constituted a Capital Distribution under (B) below (and for these purposes a distribution of assets in specie includes without limitation an issue of shares or other securities credited as fully or partly paid up (other than Ordinary Shares credited as fully paid) by way of capitalisation of reserves); and

         (B) any cash dividend or distribution of any kind charged or provided for in the accounts for any financial period (whenever paid or made and however described), except:

                  (1) to the extent that it does not, when taken together with any other cash dividend or distribution or any distribution of assets in specie previously made or paid in respect of all periods ended after December 31, 1999, exceed an amount equal to the aggregate of the consolidated cumulative net profits on ordinary activities less the aggregate of any consolidated net losses on ordinary activities (after taxation) attributable to the members of the Issuer for all periods ending after December 31, 1999 as shown in the audited consolidated accounts of the Issuer for such periods (provided that such consolidated cumulative net profits shall exclude any amount arising as a result of any reduction of share capital, share premium account or capital redemption reserve but, subject thereto, shall include any profit transferred from any reserve); or

                  (2) (to the extent that it would exceed such amount available under (1) above) to the extent that the rate of that dividend or distribution, together with all other dividends or distributions on the class of capital in question charged or provided for in the accounts for that financial period, does not exceed the total rate of dividend or distribution on such class of capital charged or provided for in the accounts of the financial period immediately preceding the financial period in question, with such adjustments being made where such financial periods are of different durations as are in the opinion of the Auditors appropriate in the circumstances. In computing such rates the value of distributions in specie shall be taken into account and such adjustments as are in the opinion of the Auditors appropriate in the circumstances shall be made.

                  A purchase or redemption of share capital by the Issuer shall not constitute a Capital Distribution or be taken into account in determining whether any other dividend or distribution shall constitute a Capital Distribution unless in the case of purchases of Ordinary Shares by the Issuer, the weighted average price (before expenses) on any one day in respect of such purchases exceeds by more than 5% the opening middle market price quoted for the Ordinary Shares on the London Stock Exchange's Market for Listed Securities as derived from the Official List at the opening of business either (1) on that date, or (2) where an announcement has been made of the intention to purchase Ordinary Shares at some future date at a specified price, on the Dealing Day immediately preceding the date of such announcement and, if in the case of either (1) or (2), the relevant day is not a dealing day, the immediately preceding Dealing Day, in which case such purchase shall be deemed to constitute a Capital Distribution in the amount of the aggregate price paid (before expenses) in respect of such Ordinary Shares purchased by the Issuer.

         "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether outstanding at the Issue Date or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

         "Change of Control" is defined to mean the occurrence of any of the following events:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Issuer;

         (b) the Issuer consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates or combines with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Issuer is converted into or exchanged for Voting Stock of the transferee corporation and
(ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation;

         (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of the Issuer (together with any new directors whose election by the Board of the Issuer or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of the Issuer then in office, including, without limitation, by reason of the provisions of the Issuer's Articles of Association relating to the rights of certain classes of stockholders of the Issuer's Common Stock to designate and remove directors of the Issuer; or

         (d) any other event which constitutes a Change of Control under (i) the Issuer's Indenture, dated 3 October 1995, relating to the Issuer's $300,000,000 9 5/8% Senior Debentures due 2006, (ii) the Issuer's Indenture, dated 3 October 1995, relating to the Issuer's $1,536,413,000 11% Senior Discount Debentures due 2006, (iii) the Issuer's Indenture, dated 9 November 1998, relating to the Issuer's $350,000,000 11 1/4% Senior Notes due 2008, (iv) the Issuer's Indenture, dated 19 February 1999, relating to the Issuer's (pound)300,000,000 5 1/4% Senior Convertible Notes due 2007, (v) the Issuer's Indenture, dated 15 April 1999, relating to the Issuer's (pound)325,000,000 9 7/8% Senior Discount Notes due 2009 and $500,000,000 9 1/4% Senior Discount Notes due 2009, (vi) the Issuer's Indenture, dated 25 January 2000, relating to the Issuer's $450,000,000 11 3/8% Senior Discount Notes due 2010, (pound)180,000,000 9 7/8% Senior Notes due 20010 and $350,000,000 9 7/8% Senior Notes due 2010, and (vii) the Issuer's Indenture, dated 7 July 2000, relating to the Issuer's $450,000,000 6% Senior Convertible Notes due 2005, in each case excluding any such event which would not be a Change of Control if the definition of "Permitted Holders" herein was substituted for the definition of "Permitted Holders" in any of the above indentures;

provided, however, that:

                  (i) to the extent that one or more regulatory approvals are required for one or more of the events or circumstances described in clauses (a) through (c) to become effective under applicable law, such events or circumstances shall be deemed to have occurred at the time such approvals have been obtained and become effective under applicable law; and

                  (ii) no Change of Control shall be deemed to occur solely by reason of the placement of any Voting Stock held by a Permitted Holder into a trust or similar arrangement as a result of a prohibition under the laws or regulations of the European Community or any of its predecessors or successors (the "EC") or the European Union or any of its predecessors or successors (the "EU") or the UK on the ownership of Voting Stock of the Issuer by persons not organised under or citizens of a country which is a member of the EC or EU or the UK, if the Issuer delivers an Opinion of Counsel to the Holder prior thereto confirming such trust or similar arrangement is necessary as a result of such prohibition.

         "Common Stock" is defined to mean, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares.

         "Conversion Date" is the tenth Business Day following the relevant Conversion Notice Date.

         "Conversion Notice" has the meaning set forth in clause 8.

         "Conversion Notice Date" is the first Business Day following the date on which all of the requirements for exercising a Conversion Right as set forth in clause 7 have been satisfied.

         "Conversion Price" is the price at which Ordinary Shares are issuable upon conversion of this Note, set forth in clause 7.

         "Conversion Right" has the meaning set forth in clause 7.

         "Current Market Price" means, in respect of an Ordinary Share at a particular date, the average of the bid and offer quotations published in the Daily Official List of the London Stock Exchange for one Ordinary Share for the five consecutive Dealing Days ending on the Dealing Day immediately preceding such date; provided that if at any time during the said five day period the Ordinary Shares shall have been quoted ex-dividend and during some other part of that period the Ordinary Shares shall have been quoted cum-dividend then:

                  (A) if the Ordinary Shares to be issued do not rank for the dividend in question, the quotations on the dates on which the Ordinary Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Ordinary Share (excluding any associated tax credit and less the tax (if any) required to be deducted on payment thereof to a resident of the United Kingdom);

                  (B) if the Ordinary Shares to be issued do rank for the dividend in question, the quotations on the dates on which the Ordinary Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount, and provided further that if the Ordinary Shares on each of the said five Dealing Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Ordinary Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Ordinary Share (excluding any associated tax credit and less the tax (if any) required to be deducted on payment thereof to a resident of the United Kingdom).

         "Dealing Day" means a day on which the London Stock Exchange is open for business.

         "Debt Securities" is defined to mean any securities (excluding (x) notes or other instruments evidencing commercial loans made by and (y) bills of exchange drawn on, banks or similar financial lending institutions) issued by the Issuer (including by means of any Guarantee by the Issuer of securities of another person), whether in a public offering or private placement.

         "Default" is defined to mean any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Default Amount" is defined to mean 100% of the Accreted Value of this Note.

         "Equity Share Capital" has the meaning ascribed thereto by Section 744 of the Act.

         "Equivalent Amount" means the number of Ordinary Shares to be issued credited as fully paid equal to the number determined by dividing (a) the Accreted Value of the Eurobell Notes on the Maturity Date by (b) the average of the middle-market quotations published in the Daily Official List of the London Stock Exchange for one Ordinary Share for the 10 consecutive Dealing Days ending on the Dealing Day prior to the date of the Notice of Election, provided, however, that the Equivalent Amount of Ordinary Shares shall not exceed an aggregate nominal amount of (pound)75,000,000.

         "Eurobell Notes" means this Note together with the Issuer's (pound)220,000,000 Accreting Convertible Note issued on 1 November 2000 and (if issued) the Deferred Loan Note (as defined in the Share Sale and Purchase Agreement).

         "Fair Market Value" is defined to mean, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise agreed by the Issuer and the Holder, Fair Market Value shall be determined by the Board of the Issuer acting in good faith and shall be evidenced by a resolution of the Issuer's Board delivered to the Holder.

         "Fundamental Change" is defined to mean the occurrence of any transaction or event in connection with an arrangement or arrangements pursuant to which all or substantially all of the Ordinary Shares shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalisation or otherwise); provided that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Ordinary Shares shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property.


         "GAAP" is defined to mean, at any date of determination, generally accepted accounting principles in effect in the United Kingdom which are applicable as of the Issue Date.

         "Indebtedness" is defined to mean, with respect to any Person at any date of determination (without duplication):

         (a) any liability, contingent or otherwise, of such Person for borrowed money;

         (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto and purchase money obligations);

         (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables;

         (e) all obligations of such Person as lessee under capitalised leases;

         (f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person, provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination, and (B) the amount of such Indebtedness;

         (g) all Indebtedness of other Persons guaranteed by such Person or which is otherwise the legal liability of such Person to the extent such Indebtedness is guaranteed by or is otherwise the legal liability of such Person;

         (h) to the extent not otherwise included in this definition, obligations under currency agreements and interest rate protection obligations; and

         (i) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortised portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

         "Issue Date" is defined to mean 15 January 2001, the original date of issuance of this Note.

         "Lien" is defined to mean any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

         "Listed Share Capital" is defined to mean the Equity Share Capital (as if the term "body corporate" were substituted for the term "company" in the definition of such expression) of an acquiror or successor Person listed on an Approved Stock Market.

         "London Stock Exchange" is defined to mean the London Stock Exchange plc.

         "Market Value" means the price or value of the Ordinary Shares stated in, or calculated in accordance with the provisions and at the time of, the circular or other document relating to the relevant scrip dividend issued by the Issuer to its Shareholders and used for the purpose of determining the nominal amount of Ordinary Shares to be issued by way of such scrip dividend.

         "Maturity Date" is defined to mean 1 November 2003.

         "Officer's Certificate" is defined to mean a certificate signed by any of the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Finance Director or the Secretary of the relevant Person.

         "Opinion of Counsel" is defined to mean a written opinion from legal counsel who is reasonably acceptable to the Holder.

         "Ordinary Shares" is defined to mean the ordinary shares, 10 pence nominal value (as at the date of this Note), of the Issuer credited as fully paid issuable upon exercise of a Conversion Right and, for purposed of calculating Conversion Price adjustments pursuant to clause 8, the ordinary shares and limited non-voting shares of the Issuer.

         "Pari Passu Debt Securities" is defined to mean any Debt Securities that rank pari passu in right of payment to this Note.

         "Permitted Holders" is defined to mean TeleCommunications Inc., a Delaware corporation, Liberty Media Corporation, a Delaware corporation, any holding company formed to hold a majority of the Voting Stock of Liberty Media Corporation, AT&T Corp., a New York corporation, Microsoft Corporation, a Delaware corporation, UnitedGlobalCom, Inc., a Delaware Corporation, United Pan-Europe Communications N.V., a company organised under the laws of The Netherlands, NTL Incorporated, a Delaware Corporation, their controlled Affiliates as of the Issue Date and any Person who becomes a controlled Affiliate of the Permitted Holders prior to the redemption of the Eurobell Notes.

         "Person" is defined to mean any individual, body corporate, corporation, partnership, joint venture, trust, unincorporated organisation or government or any agency or political subdivision thereof, in each case wherever incorporated, established or existing.

         "Pounds Sterling" is defined to mean the lawful currency of the United Kingdom.

         "Preferred Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock or shares, whether now outstanding, or issued after the Issue Date, and including without limitation, all classes and series of preferred or preference stock or shares of such Person.

         "record date" means, in relation to any issue of Ordinary Shares, securities, rights, options or warrants or any dividend or Capital Distribution, the date as to which holders of shares must be registered in order to participate therein.

         "Redemption Date" is defined to mean, with respect to the Eurobell Notes, the date on which the Eurobell Notes are to be redeemed by the Issuer pursuant to the terms of the each such Note.

         "Relationship Agreement" is defined to mean the relationship agreement, dated 3 March 2000, among Microsoft Corporation, Liberty Media International, Inc., Liberty UK Holdings, Inc., Liberty UK, Inc. and the Issuer.

         "Restricted Subsidiary" has the meaning given to it in the Indenture, dated 25 January 2000, governing the Issuer's Senior Notes and Senior Discount Notes due 2010.

         "Senior Indebtedness" means all Indebtedness of the Issuer including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganisation relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), whether outstanding on the Issue Date or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Eurobell Notes; provided, however, that Senior Indebtedness shall not include (1) any liability for taxes or duties owed or owing by the Issuer, (2) any Indebtedness of the Issuer which is expressly subordinate in right of payment to any other Indebtedness of the Issuer, which Indebtedness for the avoidance of doubt shall be subordinated to this Note.

         "Share Sale and Purchase Agreement" means the Share Sale and Purchase Agreement, dated as of 1 November 2000, between the Issuer and the Holder.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary of the Company that, together with its subsidiaries, (i) for the most recent financial year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or
(ii) as of the end of such financial year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such financial year.

         "Stated Maturity" is defined to mean: (i) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable; and
(ii) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

         "Sterling Equivalent" is defined to mean, with respect to any monetary amount in a currency other than Pounds Sterling, at any time for the determination thereof, the amount of Pounds Sterling obtained by converting such foreign currency involved in such computation into Pounds Sterling at the spot rate for the purchase of Pounds Sterling with the applicable foreign currency as quoted by The Financial Times (London Edition) published on the last London Business Day immediately preceding such determination.

         "Subordinated Debt Securities" is defined to mean any Debt Securities which are expressly subordinated in right of payment to this Note.

         "Subsidiary" is defined to mean, with respect to any Person, any corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Transaction Value" is defined to mean, with respect to a Fundamental Change Transaction, the Pound Sterling amount or Sterling Equivalent amount as follows: (1) for cash, the amount of cash received per Ordinary Share; (2) for any reported securities received in any adjustment event that are: (a) listed on a United States national securities exchange, (b) reported on a United States national securities system subject to last sale reporting, (c) traded on a qualifying European exchange, or (d) traded in the over-the-counter market and reported on the National Quotation Bureau or similar organisation, either (x) if there are at least 10 trading days for the relevant reported security within the 30 calendar days immediately before, but not including, the Fundamental Change Transaction Date, an amount equal to the average closing price per security of the reported securities for the 10 trading days immediately before (but not including) the Fundamental Change Transaction Date, or (y) if there are not 10 trading days for any particular reported security within the 30 calendar days immediately before, but not including, the Fundamental Change Transaction Date, the market value per security of this reported security on the trading day prior to the Fundamental Change Transaction Date, as determined by each of at least two nationally recognised investment banking firm that the Issuer retains for this purpose, in either case (x) or (y) multiplied by the number of these reported securities received for one Ordinary Share; and (3) for any other reported securities, the average of the mid-point of the last bid and ask prices for the reported security as of the Fundamental Transaction Date from each of at least two nationally recognised investment banking firms that the Issuer retains for this purpose, multiplied by the number of the reported securities (as adjusted as described in this section) received per one Ordinary Share; for all other property, the Fair Market Value per one Ordinary Share as determined by nationally recognised investment banking firms that the Issuer retains for this purpose.


         "UK Listing Authority" is defined to mean the Financial Services Authority in its capacity as the competent authority for the Purposes of Part IV of the Financial Services Act 1986.

         "Voting Stock" is defined to mean with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         The laws of England and Wales shall govern this Note without regard to principles of conflict of laws. Each of the Issuer and the Holder irrevocably agrees that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Note and accordingly any legal action or proceedings arising out of or in connection with this Note may be brought in such courts.

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you wish to have the Eurobell Notes purchased by the Issuer pursuant to clause 5 of this Note and the consideration for such purchase to be in cash, check Box A: [ A ]

                  If you wish to have the Eurobell Notes purchased by the Issuer pursuant to clause 5 of this Note and elect to convert the Accreted Value of the Eurobell Notes, in whole but not in part, as specified below into Ordinary Shares, check Box B and complete items 1 through 6, as applicable, below: [ B ]

         1. The Holder hereby elects to convert(pound)________ nominal principal amount of the Eurobell Notes.

         2. The name of the person in whose name the Ordinary Shares should be registered is:

         Name: ________________________


         3. The Holder hereby requests that EITHER:


         [A] the certificates for the Ordinary Shares be delivered to the person whose name and address is given below and in the manner specified below:

                       Name:                _________________________
                       Address:             _________________________
                                            _________________________
                                            _________________________
                       Manner of dispatch:  ________________
                OR

         [B] the Ordinary Shares to be delivered in pursuance of this Conversion Notice be credited to the CREST account details of which are set out below

                       CREST Participant ID:              _________________
                       Member Account ID:                 _________________

         4. The certificate representing such Note is attached hereto.

         5. The Holder hereby acknowledges and agrees that the Ordinary Shares issued upon conversion hereof have not been and will not be registered under the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                         --------------------------------------
                                         [Insert Name of Holder]

                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:


Dated:
       -----------------------------


Your Signature:  _______________________________
(Sign exactly as your name appears on the other side of this Note) Signature Guarantee: ___________________________

                                                                       EXHIBIT A
                            FORM OF CONVERSION NOTICE
Treasurer
Telewest Communications plc
Genesis Business Park
Albert Drive
Woking, Surrey, GU21 5RW
England

Re:    5.0% Accreting Convertible Notes due 2003 of Telewest Communications plc
       ------------------------------------------------------------------------

Reference is hereby made to the 5.0% Accreting Convertible Note due 2003 of Telewest Communications plc (the " Note" and, together with the (pound)220,000,000 5.0% Accreting Convertible Note due 2003 of Telewest Communications plc issued on 1 November 2000 and (if issued) the Deferred Loan Note, the " Eurobell Notes"), dated as of 15 January 2001, among Telewest Communications plc, as issuer (the "Issuer"), and Deutsche Telekom AG, as Holder (the "Holder"). Capitalised terms used but not defined herein shall have the meanings given to them in the Note.

The undersigned Holder of the Eurobell Notes hereby elects to convert the principal amount of such Notes, in whole but not in part, as specified below into Ordinary Shares of the Issuer (the "Ordinary Shares") in accordance with the terms of the Note.

1. The Holder hereby elects to convert(pound)________ principal amount of the Eurobell Notes.

2. The name of the person in whose name the Ordinary Shares should be registered is:

         Name: ________________________

3.       The Holder hereby requests that EITHER:

[A] the certificates for the Ordinary Shares be delivered to the person whose name and address is given below and in the manner specified below:

         Name:            _________________________
         Address:         _________________________
                          _________________________
                          _________________________
         Manner of dispatch:           ________________
         OR

[B] the Ordinary Shares to be delivered in pursuance of this Conversion Notice be credited to the CREST account details of which are set out below

         CREST Participant ID:            _________________
         Member Account ID:               _________________

5. The certificate(s) representing such Eurobell Notes are attached hereto.

6. The Holder hereby acknowledges and agrees that the Ordinary Shares issued upon conversion hereof have not been and will not be registered under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                      -----------------------------------------
                                      [Insert Name of Converting Holder]

                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:


Dated:
       -----------------------------